CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 333-209058/811-08306 on Form N-4 of our report dated March 27, 2024, relating to the financial statements comprising each of the Sub-Accounts of Brighthouse Variable Annuity Account B, appearing in form N-VPFS of Brighthouse Variable Annuity Account B for the year ended December 31, 2023. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
April 11, 2024

CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File No. 333-209058 on Form N-4 of our report dated March 25, 2024, relating to the statutory-basis financial statements of Brighthouse Life Insurance Company of NY, appearing in form N-VPFS of Brighthouse Variable Annuity Account B for the year ended December 31, 2023. We also consent to the reference to us under the heading “Independent Auditor” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 11, 2024